SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------
                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported):  October 17, 1997

                            HI-LO AUTOMOTIVE, INC.
            (Exact name of registrant as specified in its charter)

        DELAWARE                    1-10823                  76-0232254
(State of Incorporation)   (Commission File Number)       (I.R.S. Employer
                                                       Identification Number)

                               2575 W. BELLFORT
                                HOUSTON, TEXAS
                   (Address of principal executive offices)

                                    77054
                                  (Zip Code)

      Registrant's telephone number, including area code: (713) 663-6700
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ITEM 5.  OTHER EVENTS

      On October 20, 1997, Hi-Lo Automotive, Inc., a Delaware corporation ("Hi-Lo"), announced the execution of an Agreement and Plan of Merger dated October 17, 1997, by and among Discount Auto Parts, Inc. ("Discount"), HLA Acquisition, Inc., a wholly-owned subsidiary of Discount ("Merger Sub") and Hi-Lo (the "Merger Agreement"), a copy of which is attached hereto as Exhibit
2.1 and incorporated herein by reference. The following description of the Merger Agreement is qualified in its entirety by reference to such exhibit. The Merger Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the approval and adoption of the Merger Agreement by the requisite vote of Hi-Lo's stockholders, Merger Sub will be merged with and into Hi-Lo. As a result of the merger of Merger Sub into Hi-Lo (the "Merger"), Hi-Lo would become a wholly-owned subsidiary of Discount. Pursuant to the Merger Agreement, each outstanding share of Hi-Lo's common stock would be exchanged for 0.1485 of a share of the common stock of Discount so long as the market price of Discount's common stock is between $22.727 and $26.148 (based on the average closing prices of Discount's common stock during the ten trading days ending three days before Hi-Lo's stockholders meeting held to consider the Merger). If the average price of Discount's common stock during the specified period is less than $22.727 but above $20.78, then the exchange ratio will be increased to provide Hi-Lo's stockholders with $3.37 of Discount's common stock for each share of Hi-Lo common stock, but if the average price of Discount's common stock during the specified period is less than $20.78, Hi-Lo stockholders will receive 0.1624 of a share of Discount's common stock for each outstanding share of Hi-Lo common stock. If the average price of Discount's common stock during the specified period is more than $26.148, then the exchange ratio will be reduced to provide Hi-Lo's stockholders with $3.88 of Discount's common stock for each share of Hi-Lo common stock. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a purchase.

      On October 20, 1997, Hi-Lo and Discount issued a joint press release relating to the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On October 20, 1997, Hi-Lo issued an additional press release relating to the execution of the Merger Agreement and announcing its earnings for the quarter ended September 30, 1997. A copy of the press release is attached hereto as
Exhibit 99.2 and is incorporated herein by reference.

      A registration statement relating to Discount's Common Stock has not yet been filed with the Securities and Exchange Commission (the "SEC"), nor has a proxy statement relating to a vote of Hi-Lo's stockholders on the Merger been filed with the SEC. Discount's Common Stock may not be offered, nor may offers to acquire such stock be accepted, prior to the time such registration statement becomes effective. This report shall not constitute an offer to sell or the solicitation of any offer to buy any of Discount's Common Stock or any other security, and shall not constitute the solicitation of any vote with respect to the Merger.

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
ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO. DESCRIPTION OF EXHIBIT

       2.1 Agreement and Plan of Merger, dated as of October 17, 1997, by and between Discount Auto Parts, Inc., Hi-Lo Automotive, Inc. and HLA Acquisition, Inc.

      99.1 Joint Press Release of Discount Auto Parts, Inc. and Hi-Lo Automotive, Inc. dated October 20, 1997 reporting on the execution of an Agreement and Plan of Merger dated October 17, 1997.

      99.2 Press Release of Hi-Lo Automotive, Inc. dated October 20, 1997 reporting on the execution of an Agreement and Plan of Merger dated October 17, 1997 and the release of third quarter earnings.

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
                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 21, 1997

                                    HI-LO AUTOMOTIVE, INC.

                                    By: /s/ T. MICHAEL YOUNG
                                    Name:   T. Michael Young
                                    Title:  Chairman, President and Chief
                                            Executive Officer

                                  EXHIBIT INDEX

     EXHIBIT
     NUMBER                              DESCRIPTION
       2.1 Agreement and Plan of Merger, dated as of October 17, 1997, by and between Discount Auto Parts, Inc., Hi-Lo Automotive, Inc. and HLA Acquisition, Inc.

      99.1 Joint Press Release of Discount Auto Parts, Inc. and Hi-Lo Automotive, Inc. dated October 20, 1997 reporting on the execution of an Agreement and Plan of Merger dated October 17, 1997.

      99.2 Press Release of Hi-Lo Automotive, Inc. dated October 20, 1997 reporting on the execution of an Agreement and Plan of Merger dated October 17, 1997 and the release of third quarter earnings.


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